UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2026

Cohen & Company Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-32026	16-1685692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 1703 Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	COHN	The NYSE American Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 6, 2026, Cohen & Company, Inc., a Maryland corporation (the “Company”), entered into the Second Amended and Restated Limited Liability Company Agreement of Cohen & Company, LLC, the Company’s operating subsidiary (the “Operating LLC”), by and among the Company and the other members of the Operating LLC, Daniel G. Cohen, DGC Family Fintech Trust, Lester R. Brafman and Joseph W. Pooler, Jr. (the “Second A&R Operating Agreement”). Daniel G. Cohen is the Company’s Executive Chairman and established DGC Family Fintech Trust. Lester R. Brafman is the Company’s Chief Executive Officer. Joseph W. Pooler, Jr. is the Executive Vice President, Chief Financial Officer and Treasurer of the Company.

The Second A&R Operating Agreement amended and restated in its entirety the Operating LLC’s Amended and Restated Limited Liability Company Agreement, dated December 16, 2009, as amended (the “Amended and Restated Operating Agreement”), to permit the Operating LLC to issue “LTIP Units,” which LTIP Units are intended by the Operating LLC and its members to constitute profits interests for U.S. federal income tax purposes.

The Board of Managers has the authority to issue LTIP Units pursuant to grant agreements and applicable equity incentive arrangements.

Subject to certain limitations, vested LTIP Units are convertible, at the holder’s election, into an equal number of units of membership interest in the Operating LLC (“Units”). Conversion of LTIP Units is subject to (i) vesting requirements set forth in the Second A&R Operating Agreement and the applicable grant agreements and (ii) a capital account limitation that restricts the number of Units issuable upon conversion based on the LTIP Unit holder’s economic capital account balance relative to the economic capital account balance of a Unit holder. LTIP Units are not redeemable and must first be converted into Units before becoming eligible for redemption by the Unit holder in accordance with the Second Amended and Restated Operating Agreement.

LTIP Units are non-voting membership interests in the Operating LLC and are non-transferrable without the consent of the Operating LLC’s Board of Managers, subject to exceptions for transfers of vested LTIP Units to family members and for certain estate planning purposes.

Except as described in this Item 1.01, the Second A&R Operating Agreement does not materially modify the terms of the Amended and Restated Operating Agreement.

The foregoing description of the Second A&R Operating Agreement is not complete and is qualified in its entirety by reference to the full text of the Second A&R Operating Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

In connection with the Company’s execution of the Second A&R Operating Agreement, the Amended and Restated Operating Agreement was amended and restated in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1*	Cohen & Company, LLC Second Amended and Restated Limited Liability Company Agreement, dated March 6, 2026.
104	Cover Page Interactive Data File (Embedded within the inline XBRL document).

 * Filed electronically herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHEN & COMPANY INC.

Date: March 6, 2026	By:	/s/ Joseph W. Pooler, Jr.
		Name:	Joseph W. Pooler, Jr.
		Title:	Executive Vice President, Chief Financial Officer and Treasurer